INDEPENDENT AUDITOR'S CONSENT

I do hereby consent to the use of my reports dated April 29, 2004 on the financial statements of Woodstock Tree Farms, Inc. included in and made part of the registration statement of Woodstock Tree Farms, Inc. dated June 12, 2004.

June 12, 2004

/s/ David M. Winings
     Certified Public Accountant